February 18, 1998


Mr. Daniel M. Wickersham
380 Stonybrook Drive
Canton, Georgia 30115

Dear Dan:

Further to our discussions, we are pleased to provide you with the following offer to become the President and Chief Operating Officer of WorldPort Communications, Inc. We look forward to your positive response to this offer and we look forward to having you as a member of the WorldPort team!

Terms of Employment:

Title:              President and Chief Operating Officer

Responsibilities:   You will be responsible for the development and execution of
                    WorldPort s overall strategy to grow an international telecommunications carrier business. Included in this responsibility will be the deployment and management of all human resources, and the development of key relationships and alliances such as those already under development with Equant and Boeing.

Compensation:       Base Salary:                   $175,000

                    Signing Bonus:                  $60,000
                       $30,000 to be paid on your Start Date.
                       $30,000 to be paid within 45 days of the Start Date.

                    Performance Bonus:   50% of Base Salary
                       To be paid semi-annually based on objectives to be agreed to by the Board of Directors. Such objectives will be established within 90 days of the Start Date.

                    Car Allowance:             $400 / month

                    Stock Grant:             200,000 shares
                       200,000 shares of WorldPort common
                       stock ( Stock ) will be issued upon the
                        start date at no cost.

                    Five Year Options to purchase:
                                             400,000 shares

                       Options to purchase 100,000 shares of Stock
                       will vest and be issued upon the Start Date at a strike
                    price         equal to $1.75 per share.

                       Options to purchase 150,000 shares of Stock at a price of
                    $3.00
            per share will vest and be issued on the first       anniversary of
                    the                         Start Date.

                       Options to purchase 150,000 shares of Stock at a price of
                    $4.50
           per share will vest and be issued on the second       anniversary of
                       the Start Date.

                       Upon a change of control of the Company, all options
                    shall vest                 immediately.

Benefits:           You will receive a full health benefits package
                    of the same type held by all WorldPort executives.

Relocation:         In the event that your relocation is required, the Company will pay for your reasonable relocation expenses.

Start Date:         March 2, 1998.

Termination:        In the event that you are terminated without cause, you
                    shall receive a severance payment equal to 50% of your annual salary.

Dan, if you are in agreement with these terms, please place your signature in the space provided below, and fax this letter back to me. We look forward to working with you.

                         Sincerely,



                         Phillip S. Magiera
                         Chief Financial Officer

I hereby accept the above employment terms:


___________________________________          Date:  __________________
Daniel M. Wickersham